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CONSENT OF INDEPENDENT AUDITORS

We consent to the use and incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of the Morgan Stanley Limited Duration Fund Registration Statement on Form N-14 ("N-14 Registration Statement") of our report dated December 11, 2001 for Morgan Stanley North American Government Income Trust relating to the October 31, 2001 financial statements appearing in the 2001 Annual Report to Shareholders of Morgan Stanley North American Government Income Trust, which accompanies and is incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" for Morgan Stanley North American Government Income Trust's Prospectus and Statement of Additional Information dated December 31, 2001, which accompanies the N-14 Registration Statement.



Deloitte & Touche LLP
New York, New York
June 18, 2002